Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of PowerShares Exchange-Traded Fund Trust II:

In planning and performing our audits of the financial statements of the Portfolios listed in Attachment I (each a Portfolio of Powershares Exchange-Traded Fund Trust II, hereafter referred to as the Portfolios") as of and for the year ended October 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Portfolios' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Portfolios' internal control over financial reporting.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolio's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A portfolio's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the portfolios are being made only in accordance with authorizations of management and trustees of the portfolios; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a portfolio's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Portfolios' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2008.

This report is intended solely for the information and use of management and the Board of Trustees of PowerShares
Exchange-Traded Trust II and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
New York, New York
December 30, 2008

























PowerShares Exchange-Traded Fund Trust II

Attachment I
Fixed Income
	      Powershares 1-30 Laddered Treasure Portfolio
	      Powershares Autonomic Balanced Growth NFA Global Asset Portfolio Powershares Autonomic Balanced NFA Global Asset Portfolio Powershares Autonomic Growth NFA Global Asset Portfolio Powershares Emerging Markets Sovereign Debt Portfolio
	      Powershares High Yield Corporate Bond Portfolio
 	      Powershares Insured California Municipal Bond Portfolio Powershares Insured National Municipal Bond Portfolio
	      Powershares Insured New York Municipal Bond Portfolio
	      Powershares Preferred Portfolio
	      Powershares VRDO Tax-Free Weekly Portfolio
International
	     Powershares DWA Developed Markets Technical Leaders Portfolio Powershares DWA Emerging Markets Technical Leaders Portfolio Powershares Dynamic Asia Pacific Portfolio
	     Powershares Dynamic Developed International Opportunities Portfolio Powershares Dynamic Europe Portfolio
 	     Powershares Emerging Markets Infrastructure Portfolio
	     Powershares FTSE RAFI Asia-Pacific ex-Japan Portfolio
	     Powershares FTSE RAFI Asia-Pacific ex-Japan Small-Mid Portfolio Powershares FTSE RAFI Developed Markets ex-U.S. Portfolio Powershares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio Powershares FTSE RAFI Emerging Markets Portfolio
 	     Powershares FTSE RAFI Europe Portfolio
	     Powershares FTSE RAFI Europe Small-Mid Portfolio
	     Powershares FTSE RAFI International Real Estate Portfolio Powershares FTSE RAFI Japan Portfolio
	     Powershares Global Agriculture Portfolio
	     Powershares Global Biotech Portfolio
	     Powershares Global Clean Energy Portfolio
	     Powershares Global Coal Portfolio
	     Powershares Global Gold and Precious Metals Portfolio
 	     Powershares Global Nuclear Energy Portfolio
 	     Powershares Global Progressive Transportation Portfolio
	     Powershares Global Steel Portfolio
	     Powershares Global Water Portfolio
	     Powershares Global Wind Energy Portfolio
	     Powershares Global International Listed Private Equity Portfolio Powershares MENA Frontier Countries Portfolio